Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 1 TO THE EQUITY PURCHASE AGREEMENT

This AMENDMENT NO. 1 TO THE EQUITY PURCHASE AGREEMENT is entered into as of June 30, 2022 (this “Amendment”), by and between Endeavor Operating Company, LLC, a Delaware limited liability company (“Buyer”), Light & Wonder, Inc. (formerly known as Scientific Games Corporation), a Nevada corporation (“Parent”), and Endeavor Group Holdings, Inc., a Delaware corporation (collectively, the “Parties”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Equity Purchase Agreement (as defined below).

WHEREAS, the Parties entered into that certain Equity Purchase Agreement, dated as of September 27, 2021 (as it may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Equity Purchase Agreement”);

WHEREAS, pursuant to Section 9.04 of the Equity Purchase Agreement, the Equity Purchase Agreement (including the Parent Disclosure Letter) may be amended or modified by a written instrument signed by the Parties; and

WHEREAS, each of the Parties wishes to amend and modify the Equity Purchase Agreement and Parent Disclosure Letter as set forth herein.

NOW, THEREFORE, the Parties agree as follows:

1. Amendments.

(a) Annex 1.01(b) of the Parent Disclosure Letter is hereby amended and restated in its entirety as set forth on Exhibit A hereto.

(b) Article V of the Equity Purchase Agreement is hereby amended by adding the following as Section 5.27 of the Equity Purchase Agreement:

“SECTION 5.27. Commercial Arrangement. Following Closing, Buyer and Parent shall enter into the commercial arrangement set forth on Section 5.27 of the Parent Disclosure Letter.”

(c) The Parent Disclosure Letter is hereby amended by adding Exhibit B hereto as Section 5.27 of the Parent Disclosure Letter.

(d) Section 7.01(b)(i) of the Equity Purchase Agreement is hereby amended and restated in its entirety as follows:

“(i) subject to Section 7.01(b)(i) of the Parent Disclosure Letter, the Closing has not occurred on or before September 27, 2022 (the “Outside Date”); provided that

(i) the conditions set forth in Sections 6.01(a), 6.01(b) or 6.01(c) (with respect to the approvals contemplated by Section 6.01(a) or Section 6.01(b)) are not satisfied as of such date, the Outside Date shall automatically be extended to December 30, 2022 and (ii) a party shall not have the right to terminate this Agreement pursuant to this Section 7.01(b)(i) if such party has failed to perform any covenant or agreement in this Agreement which failure has been the proximate cause of the failure of the Closing to occur; or”

(e) Section 7.01(b)(i) of the Parent Disclosure Letter is hereby amended and restated in its entirety as set forth on Exhibit C hereto.

(f) The defined term “Cash Consideration” in Section 9.02 of the Equity Purchase Agreement is hereby amended and restated in its entirety as follows:

“Cash Consideration” means $750,000,000.

(g) The defined term “Stock Consideration” in Section 9.02 of the Equity Purchase Agreement is hereby amended and restated in its entirety as follows and relocated to appear in appropriate alphabetical order:

“Stock Consideration” means 2,305,794 Buyer Pubco Class A Common Shares (as may be equitably adjusted for any stock split, reverse stock split or extraordinary dividend (excluding for the avoidance of doubt, any tax-related distributions and regular quarterly cash dividends in respect of Buyer Pubco Class A Common Shares which dividends, for the avoidance of doubt, may be increased or decreased in amount from quarter to quarter at the discretion of the board of directors of Buyer)).

(h) The Parent Disclosure Letter is hereby amended by adding Exhibit D hereto as Section 9.02(g) of the Parent Disclosure Letter.

(i) The Parent Disclosure Letter is hereby amended by adding Exhibit E hereto as Section 9.14 of the Parent Disclosure Letter.

(j) Section 9.02 of the Buyer Disclosure Letter is hereby amended and restated in its entirety as set forth on Exhibit F hereto.

2. Effectiveness. This Amendment shall become effective as of the date hereof.

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3. Effect of Amendment. This Amendment shall not constitute a waiver, amendment or modification of any provision of the Equity Purchase Agreement or the Parent Disclosure Letter not expressly referred to in Section 1 of this Amendment. Except as specifically modified and amended hereby, the Equity Purchase Agreement shall remain unchanged and in full force and effect. References in the Equity Purchase Agreement to “this Agreement”, “herein”, “hereunder”, “hereto”, “hereof” and words of similar import shall refer to the Equity Purchase Agreement as amended hereby, and references to the date of the Equity Purchase Agreement, and references to the “date hereof”, “the date of this Agreement” or words of similar meaning in the Equity Purchase Agreement, shall continue to refer to September 27, 2021.

4. Waiver of Accounting Principles. By its execution of this Amendment, Buyer hereby consents, pursuant to Section 4.01(b)(xiii) of the Equity Purchase Agreement, to Parent’s use of the accounting principles set forth on Section 9.02(g) of the Parent Disclosure Letter.

5. Release. By their execution of this Amendment, Buyer and Parent hereby agree to the release set forth on Section 9.14 of the Parent Disclosure Letter.

6. Waiver and Consent of Buyer. Buyer hereby (i) unconditionally and irrevocably waives, and consents to, any actions taken, or failure to take action, of Parent or any of its Affiliates prior to the date of this Amendment that may constitute an inaccuracy under, a breach or violation of or a failure to comply with the Equity Purchase Agreement, in each case to the extent known to the Knowledge of Buyer as of the date of this Amendment, including the matters occurring prior to the date of this Amendment set forth in Section 9.14 of the Parent Disclosure Letter, for all purposes, and (ii) unconditionally and irrevocably waives each of the conditions set forth in Section 6.02(a) and Section 6.02(b) of the Equity Purchase Agreement with respect to any such inaccuracy, breach, violation or failure; provided that, clause (i) shall not apply to any actions taken, or failure to take action, of Parent or any of its Affiliates relating to the Specified Matters (as defined in Section 9.14 of the Parent Disclosure Letter).

7. Waiver and Consent of Parent. Parent hereby (i) unconditionally and irrevocably waives, and consents to, any actions taken, or failure to take action, of Buyer or any of its Affiliates prior to the date of this Amendment that may constitute an inaccuracy under, a breach or violation of or a failure to comply with the Equity Purchase Agreement, in each case to the extent known to the Knowledge of Parent as of the date of this Amendment, including the matters occurring prior to the date of this Amendment set forth in Section 9.14 of the Parent Disclosure Letter, for all purposes, and (ii) unconditionally and irrevocably waives each of the conditions set forth in Section 6.03(a) and Section 6.03(b) of the Equity Purchase Agreement with respect to any such inaccuracy, breach, violation or failure; provided that, clause (i) shall not apply to any actions taken, or failure to take action, of Buyer or any of its Affiliates relating to the Specified Matters (as defined in Section 9.14 of the Parent Disclosure Letter).

8. Miscellaneous. The provisions of the Confidentiality Agreement and Sections, 8.06 (Exclusivity, No Duplicate Recovery), 9.01 (Notices), 9.03 (Interpretation), 9.04 (Amendment), 9.05 (Extension; Waivers), 9.06 (Severability), 9.07 (Counterparts), 9.08 (Entire Agreement; Third-Party Beneficiaries), 9.09 (Governing Law), 9.10 (Assignment), 9.11 (Enforcement) and 9.12 (Jurisdiction; Consent to Service of Process) of the Equity Purchase Agreement are incorporated herein by reference mutatis mutandis and shall be binding upon the Parties.

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[Signature Pages Follow]

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IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed as of the date first written above.

ENDEAVOR OPERATING COMPANY, LLC

By:	/s/ Jason Lublin
Name:	Jason Lublin
Title:	Chief Financial Officer

LIGHT & WONDER, INC.

By:	/s/ James Sottile
Name:	James Sottile
Title:	Executive Vice President and Chief Legal Officer

ENDEAVOR GROUP HOLDINGS, INC.

By:	/s/ Jason Lublin
Name:	Jason Lublin
Title:	Chief Financial Officer

[Signature Page to Amendment No. 1 to Equity Purchase Agreement]

Exhibit A

Annex 1.01(b) of the Parent Disclosure Letter

Exhibit B

Section 5.27 of the Parent Disclosure Letter

Exhibit C

Section 7.01(b)(i) of the Parent Disclosure Letter

Exhibit D

Section 9.02(g) of the Parent Disclosure Letter

Exhibit E

Section 9.14 of the Parent Disclosure Letter

Exhibit F

Section 9.02 of the Buyer Disclosure Letter